UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 06, 2023

ORTHOFIX MEDICAL INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-19961	98-1340767
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3451 Plano Parkway
Lewisville, Texas		75056
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (214) 937-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.10 par value per share	OFIX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 6, 2023 (the “Effective Date”), Orthofix Medical Inc. (the “Company”), as borrower, and certain subsidiaries of the Company as guarantors, entered into a Financing Agreement (the “Financing Agreement”) with Blue Torch Finance LLC, as administrative agent and collateral agent (the “Agent”), and certain lenders party thereto. The Financing Agreement provides for a $100 million senior secured term loan (the “Initial Term Loan”), a $25 million senior secured delayed draw term loan facility (the “Delayed Draw Term Loan”), and a $25 million senior secured revolving credit facility (the “Revolving Credit Facility,” and together with the Initial Term Loan and the Delayed Draw Term Loan, the “Credit Facilities”), each of which mature on November 6, 2027. In connection with entering into the Financing Agreement, the Company repaid in full amounts outstanding and terminated all commitments under the Company’s prior $175 million senior secured revolving credit facility evidenced by that certain Second Amended and Restated Credit Agreement, dated as of October 25, 2019, among the Company, certain subsidiaries of the Company as borrowers and guarantors, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto (as amended, supplemented or otherwise modified, the “Prior Credit Agreement”). The Initial Term Loan was fully funded on the Effective Date. As of the date hereof, the Company has not made any borrowings under the Delayed Draw Term Loan or the Revolving Credit Facility.

Borrowings under the Financing Agreement were and may be used for, among other things, the repayment in full of the Prior Credit Agreement, working capital and other general corporate purposes of the Company. Borrowings under the Credit Facilities bear interest at a floating rate, which will be, at the Borrowers’ option, either the three-month SOFR rate (subject to a floor of 3.00% and a credit spread adjustment of 0.26161%) (the “Adjusted Term SOFR Rate”) plus an applicable margin of 7.25%, or a base rate plus an applicable margin of 6.25%. A revolving unused line fee of 2.00% is payable monthly in arrears based on the average amount of the undrawn portion of each lender’s revolving credit commitments under the Revolving Credit Facility for the preceding month. A delayed draw unused fee equal to the Adjusted Term SOFR Rate plus a margin of 1.00% is payable monthly in arrears based on the average amount of the undrawn portion of each lender’s delayed draw term loan commitments in respect of the Delayed Draw Term Loan for the preceding month.

Certain of the Company’s existing and future material subsidiaries (collectively, the “Guarantors”) are required to guarantee the repayment of the Company’s obligations under the Financing Agreement. The obligations of the Company and each of the Guarantors with respect to the Financing Agreement are secured by a pledge of substantially all assets of the Company and each of the Guarantors, including, without limitation, accounts receivables, deposit accounts, intellectual property, investment property, inventory, equipment and equity interests in their respective subsidiaries.

The Financing Agreement contains customary affirmative and negative covenants, including limitations on the Company’s and its subsidiaries ability to incur additional debt, grant or permit additional liens, make investments and acquisitions, merge or consolidate with others, dispose of assets, pay dividends and distributions, pay subordinated indebtedness and enter into affiliate transactions. In addition, the Financing Agreement contains financial covenants requiring the Company to maintain a minimum level of liquidity at all times, a maximum consolidated leverage ratio (measured on a quarterly basis), and a minimum asset coverage ratio (measured on a monthly basis). The Financing Agreement also includes events of default customary for facilities of this type and upon the occurrence of such events of default, subject to customary cure rights, all outstanding loans under the Credit Facilities may be accelerated and/or the lenders’ commitments terminated.

The Financing Agreement contains customary representations and warranties of the Company and the Guarantors. These representations and warranties have been made solely for the benefit of the Agent and the lenders party to the Financing Agreement and such representations and warranties should not be relied on by any other person, including investors. In addition, such representations and warranties (i) have been qualified by disclosures made to the Agent and the lenders in connection with the agreement, (ii) are subject to the materiality standards contained in the agreement which may differ from what may be viewed as material by investors and (iii) were made only as of the date of the agreement or such other date as is specified in the agreement.

The foregoing description does not constitute a complete summary of the terms of the Financing Agreement and is qualified in its entirety by reference to the full text of the Financing Agreement, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference

Item 1.02 Termination of a Material Definitive Agreement.

On the Effective Date, the Company repaid all amounts outstanding under and terminated the Prior Credit Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1

Financing Agreement, dated as of November 6, 2023, among Orthofix Medical Inc., certain subsidiaries of Orthofix Medical Inc. from time to time party thereto as guarantors, the lenders from time to time party thereto, and Blue Torch Finance LLC, as administrative agent and collateral agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orthofix Medical Inc.
By:	/s/ Geoffrey Gillespie
Geoffrey Gillespie Interim Chief Financial Officer

Date: November 8, 2023

EXHIBIT INDEX

Exhibit No. Description

10.1 Financing Agreement, dated as of November 6, 2023, among Orthofix Medical Inc., certain subsidiaries of Orthofix Medical Inc. from time to time party thereto as guarantors, the lenders from time to time party thereto, and Blue Torch Finance LLC, as administrative agent and collateral agent.